Exhibit 10.56

REGISTRATION RIGHTS AGREEMENT

This Registration Rights Agreement (this “Agreement”), is made and entered into as of August 28, 2012, by and among Timios National Corporation, a Delaware corporation (the “Company”), and the persons identified on Schedule A hereto (collectively, the “Investors” and each individually, an “Investor”).

WHEREAS, the Company and the Investors are parties to an Exchange Agreement, dated the date hereof (the “Exchange Agreement”), pursuant to which the Investors are exchanging certain securities for Series J Preferred Stock (as defined below) of the Company; and

WHEREAS, in connection with the consummation of the transactions contemplated by the Exchange Agreement, and pursuant to the terms of the Exchange Agreement, the parties desire to enter into this Agreement in order to grant certain registration rights to the Investors as set forth below.

NOW, THEREFORE, in consideration of the foregoing and the mutual and dependent covenants hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

1.                                      Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

“Affiliate” of a Person means any other Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. The term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” has the meaning set forth in the preamble.

“Board” means the board of directors of the Company (and any successor governing body of the Company or any successor of the Company).

“Commission” means the Securities and Exchange Commission or any other federal agency administering the Securities Act and the Exchange Act at the time.

“Common Stock” means the common stock, $0.001 par value per share, of the Company and any other common equity securities issued by the Company, and any other shares of stock issued or issuable with respect thereto (whether by way of a stock dividend or stock split or in exchange for or upon conversion of such shares or otherwise in connection with a combination of shares, distribution, recapitalization, merger, consolidation or other corporate reorganization).

“Company” has the meaning set forth in the preamble and includes the Company’s successors by merger, acquisition, reorganization or otherwise.

“Demand Registration” has the meaning set forth in Section 2(a).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, or any successor federal statute, and the rules and regulations thereunder, which shall be in effect from time to time.

“Exchange Agreement” has the meaning set forth in the recitals.

“Governmental Authority” means any federal, state, local or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority (to the extent that the rules, regulations or orders of such organization or authority have the force of law), or any arbitrator, court or tribunal of competent jurisdiction.

“Investors” has the meaning set forth in the preamble.

“Person” means an individual, corporation, partnership, joint venture, limited liability company, Governmental Authority, unincorporated organization, trust, association or other entity.

“Prospectus” means the prospectus or prospectuses included in any Registration Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus or prospectuses.

“Piggy Back Registration” has the meaning set forth in Section 3(a).

“Registrable Securities” means (a) any shares of Common Stock held by the Investors or issuable upon conversion of the Series J Preferred Stock owned by the Investors at any time, and (b) any shares of Common Stock issued or issuable with respect to any shares described in subsection (a) above by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization (it being understood that for purposes of this Agreement, a Person shall be deemed to be a holder of Registrable Securities whenever such Person has the right to then acquire or obtain from the Company any Registrable Securities, whether or not such acquisition has actually been effected). As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (i) a Registration Statement covering such securities has been declared effective by the Commission and such securities have been disposed of pursuant to such effective Registration Statement, (ii) such securities are sold under circumstances in which all of the applicable conditions of Rule 144 (or any similar provisions then in force) under the Securities Act are met, (iii) such securities are otherwise transferred and such securities may be resold without subsequent registration under the Securities Act, or (iv) such securities shall have ceased to be outstanding.

“Registration Statement” means any registration statement of the Company which covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits and all materials incorporated by reference in such Registration Statement.

“Required Holders” has the meaning set forth in Section 2(a).

“Rule 144” means Rule 144 promulgated under the Securities Act or any successor rule thereto or any complementary rule thereto (such as Rule 144A).

“Securities Act” means the Securities Act of 1933, as amended, or any successor federal statute, and the rules and regulations thereunder, which shall be in effect from time to time.

“Selling Expenses” means all underwriting discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities, and fees and disbursements of counsel for any holder of Registrable Securities, except for the reasonable fees and disbursements of counsel for the holders of Registrable Securities required to be paid by the Company pursuant to Section 6.

“Series J Preferred Stock” means the Series J Preferred Stock of the Company, par value $0.01 per share.

2.                                      Demand Registration.

(a)                                 At any time after six months after the date of this Agreement, holders of a majority of the Registrable Securities then outstanding (the “Required Holders”) may request registration under the Securities Act of all or any portion of their Registrable Securities on Form S-1 or any successor form thereto (each a “Demand Registration”). Each request for a Demand Registration shall specify the approximate number of Registrable Securities required to be registered. Upon receipt of such request, the Company shall promptly (but in no event later than five (5) days following receipt thereof) deliver notice of such request to all other holders of Registrable Securities who shall then have ten (10) days from the date such notice is given to notify the Company in writing of their desire to be included in such registration. The Company shall cause a Registration Statement on Form S-1 (or any successor form) to be filed within 45 (forty five) days after the date on which the initial request is given and shall use its reasonable best efforts to cause such Registration Statement to be declared effective by the Commission as soon as practicable thereafter. The Company shall not be required to effect a Demand Registration more than two times for the holders of Registrable Securities as a group; provided, that a Registration Statement shall not count as a Demand Registration requested under Section 2(a) unless and until it has become effective and the holders requesting such registration are able to register and sell at least a majority of the Registrable Securities requested to be included in such registration.

(b)                                 [RESERVED]

(c)                                  The Company shall not be obligated to effect any Demand Registration within 90 days after the effective date of a previous Demand Registration. The Company may postpone for up to 180 days the filing or effectiveness of a Registration Statement for a Demand Registration if the Company’s Board determines in its reasonable good faith judgment that such Demand Registration would (i) materially interfere with a significant acquisition, corporate organization or other similar transaction involving the Company; (ii) require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential; or (iii) render the Company unable to comply with requirements under the Securities Act or Exchange Act; provided, that in such event the Required Holders initiating such Demand Registration shall be entitled to withdraw such request and, if such request is withdrawn, such Demand Registration shall not count as one of the permitted Demand Registrations hereunder and the Company shall pay all registration expenses in connection with such registration. The Company may delay a Demand Registration hereunder only once in any period of twelve consecutive months.

(d)                                 If the holders of the Registrable Securities initially requesting a Demand Registration elect to distribute the Registrable Securities covered by their request in an underwritten offering, they shall so advise the Company as a part of their request made pursuant to Section 2(a), and the Company shall include such information in its notice to the other holders of Registrable Securities. The Required Holders initially requesting the Demand Registration shall select the investment banking firm or firms to act as the managing underwriter or underwriters in connection with such offering; provided, that such selection shall be subject to the consent of the Company, which consent shall not be unreasonably withheld or delayed.

(e)                                  The Company shall not include in any Demand Registration any securities which are not Registrable Securities without the prior written consent of the Required Holders initially requesting such registration, which consent shall not be unreasonably withheld or delayed. If a Demand Registration involves an underwritten offering and the managing underwriter of the requested Demand Registration advises the Company and the holders of Registrable Securities in writing that in its opinion the number of shares of Common Stock proposed to be included in the Demand Registration, including all Registrable Securities and all other shares of Common Stock proposed to be included in such underwritten offering, exceeds the number of shares of Common Stock which can be sold in such underwritten offering and/or the number of shares of Common Stock proposed to be included in such registration would adversely affect the price per share of the Registrable Securities proposed to be sold in such underwritten offering, the Company shall include in such Demand Registration (i) first, the number of shares of Common Stock that the holders of Registrable Securities propose to sell, and (ii) second, the number of shares of Common Stock proposed to be included therein by any other Persons (including shares of Common Stock to be sold for the account of the Company and/or other holders of Common Stock) allocated among such Persons in such manner as they may agree. If the managing underwriter determines that less than all of the Registrable Securities proposed to be sold can be included in such offering, then the Registrable Securities that are included in such offering shall be allocated pro rata among the respective holders thereof on the basis of the number of Registrable Securities owned by each such holder.

3.                                      Piggyback Registration.

(a)                                 Whenever the Company proposes to register any shares of its Common Stock under the Securities Act (other than a registration effected solely to implement an employee benefit plan or a transaction to which Rule 145 of the Securities Act is applicable, or a Registration Statement on Form S-4, S-8 or any successor form thereto or another form not available for registering the Registrable Securities for sale to the public), whether for its own account or for the account of one or more stockholders of the Company and the form of Registration Statement to be used may be used for any registration of Registrable Securities (a “Piggyback Registration”), the Company shall give prompt written notice (in any event no later than five (5) days prior to the filing of such Registration Statement) to the holders of Registrable Securities of its intention to effect such a registration and, subject to  Section 3(b) and Section 3(c), shall include in such registration all Registrable Securities with respect to which the Company has received written requests for inclusion from the holders of Registrable Securities within fifteen (15) days after the Company’s notice has been given to each such holder. The Company may postpone or withdraw the filing or the effectiveness of a Piggyback Registration at any time in its sole discretion. A Piggyback Registration shall not be considered a Demand Registration for purposes of Section 2 of this Agreement.

(b)                                 If a Piggyback Registration is initiated as a primary underwritten offering on behalf of the Company and the managing underwriter advises the Company and the holders of Registrable Securities (if any holders of Registrable Securities have elected to include Registrable Securities in such Piggyback Registration) in writing that in its opinion the number of shares of Common Stock proposed to be included in such registration, including all Registrable Securities and all other shares of Common Stock proposed to be included in such underwritten offering, exceeds the number of shares of Common Stock which can be sold in such offering and/or that the number of shares of Common Stock proposed to be included in any such registration would adversely affect the price per share of the Common Stock to be sold in such offering, the Company shall include in such registration (i) first, the number of shares of Common Stock that the Company proposes to sell; (ii) second, the number of shares of Common Stock requested to be included therein by holders of Registrable Securities and holders of Common Stock (other than holders of Registrable Securities), allocated pro rata among all such holders on the basis of the number of Registrable Securities and the number of shares of Common Stock (on a fully diluted, as converted basis), as applicable, owned by all such holders or in such manner as they may otherwise agree.

(c)                                  If a Piggyback Registration is initiated as an underwritten offering on behalf of a holder of Common Stock other than Registrable Securities, and the managing underwriter advises the Company in writing that in its opinion the number of shares of Common Stock proposed to be included in such registration, including all Registrable Securities and all other shares of Common Stock proposed to be included in such underwritten offering, exceeds the number of shares of Common Stock which can be sold in such offering and/or that the number of shares of Common Stock proposed to be included in any such registration would adversely affect the price per share of the Common Stock to be sold in such offering, the Company shall include in such registration (i) first, the number of shares of Common Stock requested to be included therein by the holder(s) requesting such registration and by the holders of Registrable Securities, allocated pro rata among such holders on the basis of the number of shares of Common Stock (on a fully diluted, as converted basis) and the number of Registrable Securities, as applicable, owned by all such holders or in such manner as they may otherwise agree; and (ii) second, the number of shares of Common Stock requested to be included therein by other holders of Common Stock, allocated among such holders in such manner as they may agree.

(d)                                 If any Piggyback Registration is initiated as a primary underwritten offering on behalf of the Company, the Company shall select the investment banking firm or firms to act as the managing underwriter or underwriters in connection with such offering.

4.                                      [RESERVED]

5.                                      Registration Procedures. If and whenever the holders of Registrable Securities request that any Registrable Securities be registered pursuant to the provisions of this Agreement, the Company shall use its reasonable best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof, and pursuant thereto the Company shall as soon as reasonably practicable:

(a)                                 subject to Section 2(a), prepare and file with the Commission a Registration Statement with respect to such Registrable Securities and use its reasonable best efforts to cause such Registration Statement to become effective;

(b)                                 prepare and file with the Commission such amendments, post-effective amendments and supplements to such Registration Statement and the Prospectus used in connection therewith as may be necessary to keep such Registration Statement effective for a period of not less than 180 days, or if earlier, until all of such Registrable Securities have been disposed of and to comply with the provisions of the Securities Act with respect to the disposition of such Registrable Securities in accordance with the intended methods of disposition set forth in such Registration Statement;

(c)                                  before filing such Registration Statement, Prospectus or amendments or supplements thereto, furnish to one counsel selected by holders of a majority of such Registrable Securities copies of such documents proposed to be filed, which documents shall be subject to the review, comment and approval of such counsel; provided, that the Company shall not have any obligation to modify any information if the Company reasonably expects that so doing would cause the Prospectus to contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

(d)                                 notify each selling holder of Registrable Securities, promptly after the Company receives notice thereof, of the time when such Registration Statement has been declared effective or a supplement to any Prospectus forming a part of such Registration Statement has been filed;

(e)                                  furnish to each selling holder of Registrable Securities such number of copies of the Prospectus included in such Registration Statement (including each preliminary Prospectus) and any supplement thereto (in each case including all exhibits and documents incorporated by reference therein) and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

(f)                                   use its reasonable best efforts to register or qualify such Registrable Securities under such other securities or “blue sky” laws of such jurisdictions as any selling holder reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such holders to consummate the disposition in such jurisdictions of the Registrable Securities owned by such holders; provided, that the Company shall not be required to qualify generally to do business, subject itself to general taxation or consent to general service of process in any jurisdiction where it would not otherwise be required to do so but for this Section 5(f);

(g)                                  notify each selling holder of such Registrable Securities, at any time when a Prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the Prospectus included in such Registration Statement contains an untrue statement of a material fact or omits any fact necessary to make the statements therein not misleading, and, at the request of any such holder, the Company shall prepare a supplement or amendment to such Prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such Prospectus shall not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading.  Each selling holder of the Registrable Securities, upon receipt of any notice from the Company of any event of the kind described in this section, shall forthwith discontinue disposition of the Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such holder is advised in writing by the Company that the use of the Prospectus may be resumed and is furnished with a supplemented or amended Prospectus as contemplated by this section, and if so directed by the Company, such holder shall deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in such holder’s possession, of the Prospectus covering such Registrable Securities at the time of receipt of such notice;

(h)                                 in connection with an underwritten offering, enter into such customary agreements (including underwriting and lock-up agreements in customary form) and take all such other customary actions as the holders of such Registrable Securities or the managing underwriter of such offering reasonably request in order to expedite or facilitate the disposition of such Registrable Securities;

(i)                                     without limiting Section 5(f) above, use its reasonable best efforts to cause such Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company to enable the holders of such Registrable Securities to consummate the disposition of such Registrable Securities in accordance with their intended method of distribution thereof;

(j)                                    notify the holders of Registrable Securities promptly of any request by the Commission for the amending or supplementing of such Registration Statement or Prospectus or for additional information;

(k)                                 advise the holders of Registrable Securities, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceeding for such purpose and promptly use its reasonable best efforts to prevent the issuance of any stop order or to obtain its withdrawal at the earliest possible moment if such stop order should be issued;

(l)                                     permit any holder of Registrable Securities which holder, in its sole and exclusive judgment, might be deemed to be an underwriter or a controlling person of the Company, to participate in the preparation of such Registration Statement and to require the insertion therein of language, furnished to the Company in writing, which in the reasonable judgment of such holder and its counsel should be included; or

(m)                             otherwise use its reasonable best efforts to take all other steps necessary to effect the registration of such Registrable Securities contemplated hereby.

6.                                      Expenses. All expenses (other than Selling Expenses) incurred by the Company in complying with its obligations pursuant to this Agreement and in connection with the registration and disposition of Registrable Securities, including, without limitation, all registration and filing fees, underwriting expenses (other than fees, commissions or discounts), expenses of any audits incident to or required by any such registration, fees and expenses of complying with securities and “blue sky” laws, printing expenses, fees and expenses of the Company’s counsel and accountants and reasonable fees and expenses of one counsel for the holders of Registrable Securities participating in such registration as a group (selected by, in the case of a registration under Section 2(a), the Required Holders initially requesting such registration, and, in the case of all other registrations hereunder, the holders of a majority of the Registrable Securities included in the registration), shall be paid by the Company. All Selling Expenses relating to Registrable Securities registered pursuant to this Agreement shall be borne and paid by the holders of such Registrable Securities, in proportion to the number of Registrable Securities registered for each such holder.

7.                                      Indemnification.

(a)                                 The Company shall indemnify and hold harmless, to the fullest extent permitted by law, each holder of Registrable Securities, such holder’s officers, directors, managers, members, partners, stockholders and Affiliates, each underwriter, broker or any other Person acting on behalf of such holder of Registrable Securities and each other Person, if any, who controls any of the foregoing Persons within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against all losses, claims, actions, damages, liabilities and expenses, joint or several, to which any of the foregoing Persons may become subject under the Securities Act or otherwise, insofar as such losses, claims, actions, damages, liabilities or expenses arise out of or are based upon any untrue or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus, preliminary Prospectus, free writing prospectus (as defined in Rule 405 promulgated under the Securities Act) or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation or alleged violation by the Company of the Securities Act or any other similar federal or state securities laws or any rule or regulation promulgated thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance; and shall reimburse such Persons for any legal or other expenses reasonably incurred by any of them in connection with investigating or defending any such loss, claim, action, damage or liability, except insofar as the same are caused by or contained in any information furnished in writing to the Company by such holder expressly for use therein or by such holder’s failure to deliver a copy of the Registration Statement, Prospectus, free-writing prospectus (as defined in Rule 405 promulgated under the Securities Act) or any amendments or supplements thereto (if the same was required by applicable law to be so delivered) after the Company has furnished such holder with a sufficient number of copies of the same prior to any written confirmation of the sale of Registrable Securities.

(b)                                 In connection with any registration in which a holder of Registrable Securities is participating, each such holder shall furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such Registration Statement or Prospectus and, to the extent permitted by law, shall indemnify and hold harmless, the Company, each director of the Company, each officer of the Company who shall sign such Registration Statement, each underwriter, broker or other Person acting on behalf of the holders of Registrable Securities and each Person who controls any of the foregoing Persons within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any losses, claims, actions, damages, liabilities or expenses resulting from any untrue or alleged untrue statement of material fact contained in the Registration Statement, Prospectus, preliminary Prospectus, free writing prospectus (as defined in Rule 405 promulgated under the Securities Act) or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such holder; provided, that the obligation to indemnify shall be several, not joint and several, for each holder and shall be limited to the net proceeds (after underwriting fees, commissions or discounts) actually received by such holder from the sale of Registrable Securities pursuant to such Registration Statement.

(c)                                  Promptly after receipt by an indemnified party of notice of the commencement of any action involving a claim referred to in this Section 7, such indemnified party shall, if a claim in respect thereof is made against an indemnifying party, give written notice to the latter of the commencement of such action. The failure of any indemnified party to notify an indemnifying party of any such action shall not (unless such failure shall have a material adverse effect on the indemnifying party) relieve the indemnifying party from any liability in respect of such action that it may have to such indemnified party hereunder. In case any such action is brought against an indemnified party, the indemnifying party shall be entitled to participate in and to assume the defense of the claims in any such action that are subject or potentially subject to indemnification hereunder, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after written notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be responsible for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof; provided, that if (i) any indemnified party shall have reasonably concluded that there may be one or more legal or equitable defenses available to such indemnified party which are additional to or conflict with those available to the indemnifying party, or that such claim or litigation involves or could have an effect upon matters beyond the scope of the indemnity provided hereunder, or (ii) such action seeks an injunction or equitable relief against any indemnified party or involves actual or alleged criminal activity, the indemnifying party shall not have the right to assume the defense of such action on behalf of such indemnified party without such indemnified party’s prior written consent (but, without such consent, shall have the right to participate therein with counsel of its choice) and such indemnifying party shall reimburse such indemnified party and any Person controlling such indemnified party for that portion of the fees and expenses of any counsel retained by the indemnified party which is reasonably related to the matters covered by the indemnity provided hereunder. If the indemnifying party is not entitled to, or elects not to, assume the defense of a claim, it shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. In such instance, the conflicting indemnified parties shall have a right to retain one separate counsel, chosen by the Required Holders included in the registration, at the expense of the indemnifying party.  An indemnifying party shall not be liable for any settlement of any action or claim referred to in this Section 7 without its written consent.

(d)                                 If the indemnification provided for hereunder is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, claim, damage, liability or action referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amounts paid or payable by such indemnified party as a result of such loss, claim, damage, liability or action in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions which resulted in such loss, claim, damage, liability or action as well as any other relevant equitable considerations; provided, that the maximum amount of liability in respect of such contribution shall be limited, in the case of each holder of Registrable Securities, to an amount equal to the net proceeds (after underwriting fees, commissions or discounts) actually received by such seller from the sale of Registrable Securities effected pursuant to such registration. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties agree that it would not be just and equitable if contribution pursuant hereto were determined by pro rata allocation or by any other method or allocation which does not take account of the equitable considerations referred to herein. No Person guilty or liable of fraudulent misrepresentation shall be entitled to contribution from any Person.

8.                                      Participation in Underwritten Registrations. No Person may participate in any registration hereunder which is underwritten unless such Person (a) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

9.                                      Rule 144 Compliance. With a view to making available to the holders of Registrable Securities the benefits of Rule 144 under the Securities Act and any other rule or regulation of the Commission that may at any time permit a holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3 (or any successor form), the Company shall:

(a)                                 make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times after the Registration Date;

(b)                                 use reasonable best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act, at any time after the Company has become subject to such reporting requirements; and

(c)                                  furnish to any holder so long as the holder owns Registrable Securities, promptly upon request, a written statement by the Company as to its compliance with the reporting requirements of Rule 144 under the Securities Act and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed or furnished by the Company as such holder may reasonably request in connection with the sale of Registrable Securities without registration.

10.                               Preservation of Rights. The Company shall not enter into any agreement, take any action, or permit any change to occur, with respect to its securities that violates or subordinates the rights expressly granted to the holders of Registrable Securities in this Agreement.

11.                               Termination. This Agreement shall terminate and be of no further force or effect when there shall no longer be any Registrable Securities outstanding; provided, that the provisions of Section 6 and Section 7 shall survive any such termination.

12.                               Notices. All notices, requests, consents, claims, demands, waivers and other communications hereunder shall be in writing and shall be deemed to have been given (a) when delivered by hand (with written confirmation of receipt); (b) when received by the addressee if sent by a nationally recognized overnight courier (receipt requested); (c) on the date sent by facsimile or e-mail of a PDF document (with confirmation of transmission) if sent during normal business hours of the recipient, and on the next Business Day if sent after normal business hours of the recipient or (d) on the third day after the date mailed, by certified or registered mail, return receipt requested, postage prepaid. Such communications must be sent to the respective parties at the addresses indicated below (or at such other address for a party as shall be specified in a notice given in accordance with this Section 12).

If to the Company:	Timios National Corporation 4601 Fairfax Drive, Suite 1200 Arlington, VA 22203 Facsimile: (703) 526-0649 E-mail: tmcmillen@hscapcorp.com

Attention: Chief Executive Officer

with a copy (which shall not constitute notice) to:	Mintz, Levin, Cohn, Ferris, Glovsky & Popeo, P.C. 666 Third Avenue New York, NY 10017 Facsimile: (212) 983-3115

E-mail: jpschultz@mintz.com

Attention: Jeffrey P. Schultz, Esq.

If to any Investor, to such Investor’s address as set forth on Schedule A hereto.

13.                               Entire Agreement. This Agreement constitutes the sole and entire agreement of the parties to this Agreement with respect to the subject matter contained herein, and supersedes all prior and contemporaneous understandings and agreements, both written and oral, with respect to such subject matter.

14.                               Successor and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Each Investor may assign its rights hereunder to any purchaser or transferee of Registrable Securities; provided, that such purchaser or transferee shall, as a condition to the effectiveness of such assignment, be required to execute a counterpart to this Agreement agreeing to be treated as an Investor whereupon such purchaser or transferee shall have the benefits of, and shall be subject to the restrictions contained in, this Agreement as if such purchaser or transferee was originally included in the definition of an Investor herein and had originally been a party hereto.

15.                               No Third-Party Beneficiaries. This Agreement is for the sole benefit of the parties hereto and their respective successors and permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person any legal or equitable right, benefit or remedy of any nature whatsoever, under or by reason of this Agreement.

16.                               Headings. The headings in this Agreement are for reference only and shall not affect the interpretation of this Agreement.

17.                               Amendment, Modification and Waiver. Except as otherwise provided herein, the provisions of this Agreement may only be amended, modified, supplemented or waived with the prior written consent of the Company and the Required Holders. No waiver by any party or parties shall operate or be construed as a waiver in respect of any failure, breach or default not expressly identified by such written waiver, whether of a similar or different character, and whether occurring before or after that waiver. Except as otherwise set forth in this Agreement, no failure to exercise, or delay in exercising, any right, remedy, power or privilege arising from this Agreement shall operate or be construed as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

18.                               Severability. If any term or provision of this Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

19.                               Remedies. The Company acknowledges that monetary damages may not be adequate compensation for any loss incurred by reason of a breach by it of any provision of this Agreement. Each holder of Registrable Securities, in addition to being entitled to exercise all rights granted by law, including recovery of damages, shall be entitled to seek specific performance of its rights under this Agreement.

20.                               Governing Law; Submission to Jurisdiction. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of Laws of any jurisdiction other than those of the State of Delaware. Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby may be instituted in the federal courts of the United States or the courts of the State of Delaware, and each party irrevocably submits to the exclusive jurisdiction of such courts in any such suit, action or proceeding. Service of process, summons, notice or other document by mail to such party’s address set forth herein shall be effective service of process for any suit, action or other proceeding brought in any such court. The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or any proceeding in such courts and irrevocably waive and agree not to plead or claim in any such court that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

21.                               Waiver of Jury Trial. Each party acknowledges and agrees that any controversy which may arise under this Agreement is likely to involve complicated and difficult issues and, therefore, each such party irrevocably and unconditionally waives any right it may have to a trial by jury in respect of any legal action arising out of or relating to this Agreement or the transactions contemplated hereby. Each party to this Agreement certifies and acknowledges that (a) no representative of any other party has represented, expressly or otherwise, that such other party would not seek to enforce the foregoing waiver in the event of a legal action, (b) such party has considered the implications of this waiver, (c) such party makes this waiver voluntarily, and (d) such party has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this section.

22.                               Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall be deemed to be one and the same agreement. A signed copy of this Agreement delivered by facsimile, e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Agreement.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have executed this Registration Rights Agreement on the date first written above.

TIMIOS NATIONAL CORPORATION

		By:	/s/ C. Thomas McMillen
		Name:	C. Thomas McMillen
		Title:	President and CEO

THE INVESTORS:

FFZ Family Trust

By:	/s/ Zev E. Kaplan	/s/ C. Thomas McMillen
	Zev E. Kaplan, Trustee	C. Thomas McMillen

	Address for Notice:	Address for Notice:

	1701 Glenview Drive	1103 South Carolina Avenue
	Las Vegas, NV 89134	Washington, D.C. 20003
	Attention of: Zev E. Kaplan	Telephone: (202) 251-4471
	Telephone: (702) 266-9060	Fax: (703) 526-0649
Fax: (702) 266-9061

	/s/ Michael T. Brigante	/s/ Trevor Stoffer
	Michael T. Brigante	Trevor Stoffer

	Address for Notice:	Address for Notice:

	17 Daniel Drive	5305 Via Jacinto
	Hillsborough, NJ 08844	Newbury Park, CA 91320 2
	Telephone: (908) 359-3802	Cell: 310-486-1252
	Fax: (908) 359-0718	Fax: 800-858-0275

	/s/ Leonard Splane	/s/ Raymond Davison
	Leonard Splane	Raymond Davison

Address for Notice:	Address for Notice:

505 Potomac Court	17737 Sidwell St.
Gibsonia, PA 15044	Granada Hills, CA 91344
Telephone: 412-398-0192	Cell: 661-433-3101
Fax: 800-858-0275

/s/ Yutaka Sarumaru	/s/ Timothy Splane
Yutaka Sarumaru	Timothy Splane

Address for Notice:	Address for Notice:

10206 Independence Ave., #5	107 Linden Court
Chatsworth, CA 91311	Seven Fields, PA 16046
Telephone: 818-470-0832	Telephone: 412-334-1789

/s/ Ross English
Ross English

Address for Notice:

5336 Beard Avenue S
Minneapolis, MN 55410
Telephone: 469-774-1491
Fax: 800-858-0275